Exhibit 4

SUPPLEMENTAL INDENTURE

DATED OCTOBER 26, 2012

____________________

NORTHERN ILLINOIS GAS COMPANY

 TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

TRUSTEE UNDER INDENTURE DATED AS OF

JANUARY 1, 1954

AND

SUPPLEMENTAL

INDENTURES THERETO

____________________

THIS SUPPLEMENTAL INDENTURE, dated October 26, 2012 between NORTHERN ILLINOIS GAS COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (hereinafter called the “Trustee”), as successor Trustee under an Indenture dated as of January 1, 1954, as supplemented by supplemental indentures dated (or made effective), respectively, February 9, 1954, April 1, 1956, June 1, 1959, July 1, 1960, June 1, 1963, July 1, 1963, August 1, 1964, August 1, 1965, May 1, 1966, August 1, 1966, July 1, 1967, June 1, 1968, December 1, 1969, August 1, 1970, June 1, 1971, July 1, 1972, July 1, 1973, April 1, 1975, April 30, 1976, April 30, 1976, July 1, 1976, August 1, 1976, December 1, 1977, January 15, 1979, December 1, 1981, March 1, 1983, October 1, 1984, December 1, 1986, March 15, 1988, July 1, 1988, July 1, 1989, July 15, 1990, August 15, 1991, July 15, 1992, February 1, 1993, March 15, 1993, May 1, 1993, July 1, 1993, August 15, 1994, October 15, 1995, May 10, 1996, August 1, 1996, June 1, 1997, October 15, 1997, February 15, 1998, June 1, 1998, February 1, 1999, February 1, 2001, May 15, 2001, August 15, 2001, December 15, 2001, December 1, 2003, December 15, 2006, August 15, 2008, July 30, 2009 and February 1, 2011, such Indenture dated as of January 1, 1954, as so supplemented, being hereinafter called the “Indenture.”

WITNESSETH:

WHEREAS, the Company desires to amend the Indenture as provided herein;

WHEREAS, this Supplemental Indenture is being entered into pursuant to Section 20.01(d) of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the parties hereto, including, but not limited to, the receipt of the requisite consents from bondholders pursuant to Sections 19.07 and 19.11 of the Indenture, have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
MODIFICATIONS TO INDENTURE

Section 1.1.                      Section 9.17(a) of the Indenture is hereby amended and restated in its entirety to read as follows:

“(a) it will file with the Trustee, within fifteen days after it is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports which the Company may be required to file with such Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or copies of such portions thereof as may be prescribed by such Commission under the Trust Indenture Act of 1939); or, if the Company is not required to file with such Commission information, documents or reports pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, it will

(1) furnish to the Trustee, within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of (i) a consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) applicable to quarterly financial statements generally, and certified by a senior financial officer of the Company, as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(2) furnish to the Trustee, within 105 days after the end of each fiscal year of the Company, copies of (i) a consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and (ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and

(3) substantially concurrently with the furnishing to the Trustee of the information specified in paragraphs (1) and (2) above (the “Reports”), also use its commercially reasonable efforts (i) to post copies of the Reports on a website maintained by the Company, or (ii) to post copies of the Reports on a website (which may be nonpublic) to which access is given to bondholders, prospective investors in the bonds, and securities analysts and market-making financial institutions reasonably satisfactory to the Company, or (iii) otherwise to provide substantially comparable availability of the Reports (as determined by the Company in good faith) (it being understood that, without limitation, making such reports available on Bloomberg or another private electronic information service shall constitute substantially comparable availability); provided further, that, substantially concurrently with the posting or other provision of any Report pursuant to clause (i), (ii) or (iii) above, the Company shall send a notice by electronic mail (or an alternative medium if electronic mail is not available) informing bondholders that the Report has been delivered; provided further, that the Company will only be required to send such a notice to a bondholder that has, prior to the end of the period to which such Report relates, provided to the Company in writing its electronic mail address (or alternative delivery information if electronic mail is not available) and a request that the Company provide such notice;”.

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.1.                      This Supplemental Indenture is executed by the Company and the Trustee pursuant to provisions of Section 20.01 of the Indenture and the terms and conditions hereof shall be deemed to be a part of the terms and conditions of the Indenture for any and all purposes.

Section 2.2.                       This Supplemental Indenture shall bind and, subject to the provisions of Article XVI of the Indenture, inure to the benefit of the respective successors and assigns of the parties hereto.

Section 2.3.                       This Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 2.4.                        The recitals herein are deemed to be those of the Company and not of the Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, Northern Illinois Gas Company has caused this Supplemental Indenture to be executed in its name by its President, a Vice President, or Treasurer, and its corporate seal to be hereunto affixed and attested by its Secretary, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, has caused this Supplemental Indenture to be executed in its name by one of its Vice Presidents, and its seal to be hereunto affixed and attested by one of its Vice Presidents, all as of the day and year first above written.

NORTHERN ILLINOIS GAS COMPANY BY: /s/ Andrew W. Evans Name: Andrew W. Evans Title: Executive Vice President and Chief Financial Officer
ATTEST: BY: /s/ Myra C. Bierria Name: Myra C. Bierria Title: Secretary
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee BY: /s/ Medita Vucic Name: Medita Vucic Title: Vice President
ATTEST: BY: /s/ Lawrence M. Kusch Name: Lawrence M. Kusch Title: Vice President

STATE OF   Georgia                                          }           SS:
COUNTY OF  Gwinnett                                       }

I, Dione Edwards, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Andrew W. Evans, Executive Vice President and Chief Financial Officer of Northern Illinois Gas Company, an Illinois corporation, one of the parties described in and which executed the foregoing instrument, and Myra C. Bierria, Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Executive Vice President and Chief Financial Officer and Secretary, respectively, and who are both personally known to me to be the Executive Vice President and Chief Financial Officer and Secretary, respectively, of said corporation, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Executive Vice President and Chief Financial Officer and Secretary, respectively, of said corporation, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this  26th day of October, 2012.

/s/ Dione Edwards
Notary Public

My Commission expires October 13, 2015.

STATE OF   Illinois                                          }           SS:
COUNTY OF Cook                                        }

I, Julie Meadors, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Medita Vucic, a Vice President of The Bank of New York Mellon Trust Company, N.A., one of the parties described in and which executed the foregoing instrument, and Lawrence Kusch, a Vice President of said trust company, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Medita Vucic and Lawrence Kusch, respectively, and who are both personally known to me to be Medita Vucic and Lawrence Kusch, respectively, of said trust company, appeared before me this day in person and severally acknowledged that they signed, sealed, executed and delivered said instrument as their free and voluntary act as such Vice President and Vice President, respectively, of said trust company, and as the free and voluntary act of said trust company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 25th day of October , 2012.

/s/ Julie Meadors
Notary Public

My Commission expires February 6, 2016.